Schedule Identifying Details of Sub-Advisory Contracts

                                 With Respect to

                         Worldwide Absolute Return Fund


                                                            Material Differences
                                                                From "Form of"
Party                                    Date Signed             Agreement
--------------------------------------------------------------------------------
Analytic Investors, Inc.                  May 1, 2003                  No

Axa Rosenberg Investment Management LLC   May 1, 2003                  No

Coda Capital Management LLC               May 1, 2003                  No

Grantham, Mayo, Van Otterloo & Co.        May 1, 2003                  No

Gotham Advisors, Inc.                     May 1, 2003          Yes - See Exhibit
                                                                     (d)(2)(i)
Martingale Asset Management L.P.          May 1, 2003                  No

Panangora Asset Management, Inc.          May 1, 2003                  No

Trinity Funds, LLC                        May 1, 2003                  No